FIRST AMENDED AND

                           RESTATED CREDIT AGREEMENT

                          dated as of January 3, 1997

                                    between

                         SEI II L.P., formerly known as
                        Shearson Equipment Investors-II,
                         a New York limited partnership
                              (the "Partnership")

                                      and

                        BUTTONWOOD LEASING CORPORATION,
                       a Delaware corporation, as Lender
                                 (the "Lender")


FIRST AMENDED AND RESTATED CREDIT AGREEMENT THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT, is dated as of January 3, 1997, by and among SEI II L.P., formerly known as Shearson Equipment Investors-II, a New York Limited Partnership c/o SEI II Equipment, Inc., General Partner, c/o Lehman Brothers, Inc., 3 World Financial Center, 29th Floor, New York, New York 10285-2900 (herein called the "Partnership"); and BUTTONWOOD LEASING CORPORATION, a Delaware corporation (herein called the "Lender"), assignee of The First National Bank of Maryland (the "Original Lender"), having an address at c/o Lehman Brothers, Inc., 3 World Financial Center, 24th Floor, New York, New York 10285-2900.

                         W I T N E S S E T H   T H A T:

        WHEREAS, the Partnership was formed to purchase and operate transportation, marine, production, and other types of machinery and equipment. The Partnership arranged for loans to the Partnership to finance up to 55% of the Cost of Equipment, to a maximum of $17,000,000 aggregate principal amount at any time outstanding.

        WHEREAS, the Partnership heretofore executed and delivered to the Original Lender that certain Credit Note dated December 9, 1981, in the original principal amount of Seventeen Million Dollars ($17,000,000) (the "Original Note"), which Original Note was entered into subject to the terms and conditions contained in that certain Credit Agreement dated December 9, 1981 (the "Original Credit Agreement"), among the Partnership, the Original Lender and The First National Bank of Maryland, not in its individual capacity but as Trustee under that certain Participation and Trust Agreement dated as of November 30, 1981 (herein called the "Trustee").

        WHEREAS, the Partnership, the Original Lender and the Trustee amended the Original Credit Agreement pursuant to that certain Amendment Agreement dated June 30, 1983, among the Partnership, the Original Lender and the Trustee (the "Amendment Agreement").

        WHEREAS, the Original Lender sold and assigned the Original Note and the Original Credit Agreement to the Lender on May 30, 1986.

        WHEREAS, on May 30, 1986, the Partnership and the Lender agreed (i) that the principal amount of the Original Note was to remain constant; and (ii) to decrease the rate of interest on the Original Note from one and one quarter percent (1.25%) plus the Prime Rate (as defined in the Original Note) to a rate equal to the prime rate charged by Bank America Illinois, formerly Continental Illinois National Bank.

        WHEREAS, the Partnership and the Lender have agreed on an annual basis to extend the maturity date of the Original Note, and the current maturity date of the Original Note is January 3, 1997.

        WHEREAS, prior to January 3, 1997, the Partnership made payments to the Lender to reduce the outstanding principal amount of the Original Note from Seventeen Million Dollars ($17,000,000) to Seven Million Eight Hundred Thirty Nine Thousand Dollars ($7,839,000).

        WHEREAS, the Partnership and the Lender have agreed to further extend the maturity of the Original Note to the earlier of January 2, 1998, or the date on which the Partnership sells the 25 covered hopper river barges that are owned by the Partnership.

        WHEREAS, as of January 3, 1997, immediately following the application of the principal payment in the amount of Five Million Five Hundred Thousand Dollars ($5,500,000) made by the Partnership to the Lender on such date, the outstanding principal amount of the Original Note will be reduced from Seven Million Eight Hundred Thirty Nine Thousand Dollars ($7,839,000) to Two Million Three Hundred Thirty Nine Thousand Dollars ($2,339,000).

        WHEREAS, as of January 3, 1997, the amount of accrued and unpaid interest of the Original Note is [Nine Million Eight Hundred Twenty-Nine Thousand Three Hundred Sixty] Dollars ($[9,829,360]) and such amount remains due and owing.

        WHEREAS, the Partnership and the Lender desire to restate the Original Credit Agreement as previously amended by the Amendment Agreement and as amended hereby.

        NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

Section 1. Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms as used herein shall have the following meanings, respectively, unless the context hereof clearly requires otherwise. Terms used in the singular form shall include the plural and vice versa:

         (a) "Agreement" shall mean this First Amended and Restated Credit Agreement, as the same may from time to time be further supplemented or amended.

	 (b)	"Aircraft" [intentionally omitted].

	 (c)	"Aircraft Security Agreement" [intentionally omitted].

         (d) "Assignment" shall mean each assignment to the Lender of an Operating Agreement, as the same may from time to time be supplemented or amended.

	 (e)	"Borrowing Base" [Intentionally omitted].

         (f) "Business Days" shall mean days other than a Saturday, Sunday or any other day on which banking institutions in the state of New York are authorized or obligated to remain closed.

         (g) "Cash Sweep Payment Amount" for each date that such a payment is due shall be an amount equal to 90% of the aggregate Free Cash (as hereinafter defined) of the Partnership as of the last day of the immediately preceding calendar quarter of the Partnership.

         (h) "Closing Date" shall mean the date on which this Agreement is signed by the parties hereto.

	 (i)	"Contract Assignment" [intentionally omitted].

         (j) "Cost of Equipment" shall mean, with respect to each Item of Equipment, the actual purchase price payable or paid by the Partnership pursuant to agreements for the purchase, construction or building of any Item of Equipment or to invoices and/or bills of sale issued under the same plus all shipping, assembly, storage and similar costs and applicable excise, sales or use taxes, but excluding any fees paid to General Partner in connection with such purchase.

	 (k)	"Credit Advance" [intentionally omitted].

         (l) "Current Assets" shall mean the current assets of the Partnership, determined in accordance with generally accepted accounting principles.

         (m) "Current Liabilities" shall mean the current liabilities of the Partnership determined in accordance with generally accepted accounting principles.

         (n) "Current Debt" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof; provided that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable at the option of the Partnership pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

         (o) "Debt" shall mean Funded Debt or Current Debt, as the case may be. Any obligation secured by a Lien on, or payable out of the proceeds of production from or sale of, property of the Partnership shall be deemed to be Funded or Current Debt, as the case may be, of the Partnership even though such obligation shall not be assumed by the Partnership.

         (p) "Default" shall mean any of the events specified in Section 10 hereof, whether or not any requirement for the giving of notice or the lapse of time or the happening of any further event, condition or act shall have been satisfied.

         (q) "Equipment", or "Item of Equipment", or "Item" shall mean those items of personal property of the Partnership described in Schedule A hereto (whether or not such property is characterized as equipment or inventory under the Uniform Commercial Code or otherwise) and such other items of personal property which are not described on Schedule A hereto but which are acceptable to the Lender as collateral security for the Loan and are described in any of the Security Documents.

         (r)    "Events of Default" shall mean any of the events specified in
         Section 10 hereof; provided that there has been satisfied any requirement in connection with such event for the giving of notice, the lapse of time or the happening of any further event, condition or act.

         (s) "Free Cash" shall mean the amount (provided such amount is greater than zero) equal to the Net Operating Income of the Partnership minus the scheduled principal installments paid on any Debt permitted by Section 9(c) of this Agreement for the immediately preceding calendar quarter of the Partnership.

         (t) "Funded Debt" shall mean any obligation payable more than one year from the date of the creation thereof, which under generally accepted accounting principles is shown on the balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation).

         (u) "General Administrative Expenses" shall mean the total amount of all costs and expenses actually paid in cash during such time period by the Partnership such as but not limited to audit/accounting fees, legal fees, transfer agent fees, printing and postage fees, out of pocket costs and any other cost or expenses paid in connection with the management and administration of the Partnership.

         (v) "General Partner" shall mean SEI II Equipment, Inc., formerly known as Shearson Equipment Management Corporation, a Delaware Corporation, its successors and assigns.

         (w) "General Partner's Certificate" shall mean a certificate signed in the name of the General Partner by its President, one of its Vice Presidents, or its chief financial officer which certificate shall state, in addition to the specific information required by the terms of this Agreement or the Security Documents, (i) that the individual signing the same has made or caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth therein and (ii) that to the best of such individual's knowledge, the certificate does not misstate any fact or omit to state any fact necessary to make the certificate not misleading.

         (x) "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

         (y) "Loan" shall mean, as of any time, the then unpaid principal balance of the Note, plus accrued interest thereon.

         (z) "Net Operating Income" shall mean Total Revenue (including Other Income) minus Operating Expenses and General and Administrative Expenses minus capital required by future operations as determined by the General Partner of the Partnership (but not to exceed $300,000) plus depreciation and amortization taken.

         (aa) "Note" shall mean the First Amended and Restated Credit Note of the Partnership, as defined in Section 2, executed and delivered under this Agreement, and all extensions, renewals, replacements and modifications thereof.

         (bb) "Obligations" shall mean the Loan, and all other indebtedness now or hereafter owed by the Partnership to the Lender, whether under the Agreement, the Security Documents, the Note or otherwise.

         (cc) "Operating Agreement" shall mean an agreement or arrangement providing for the operation, use, management or control of any Item of Equipment by any Person other than the Partnership including, without limitation, a management agreement, operating agreement, maintenance contract, rental agreement, lease, charter, assigned service contract, affreightment or transportation agreement.

         (dd) "Operating Expenses" shall mean the total amount of all costs and expenses actually paid in cash during such time period by the Partnership (or by the property manager on behalf of the Partnership) for the management, maintenance, repair, insurance or operation of the Barges, exclusive of expenses for depreciation and amortization.

         (ee) "Other Income" shall mean for any period of time, all cash actually received by the Partnership, other than total revenue as defined, including, without limitation, reimbursement or refunds, interest and other receipts incidental to operating the Partnership.

	 (ff)	"Participant" [intentionally omitted].

	 (gg)	"Participation Agreement" [intentionally omitted].

         (hh) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         (ii) "Prime Rate" shall mean, as of any date, (i) the announced or published Prime Rate at the Bank America Illinois of Chicago, Illinois, or its successors, or (ii) in the absence of an announced or published Prime Rate by Bank America Illinois or its successor, the Prime Rate reported in the Money Rates Column of The Wall Street Journal, currently defined as being the base rate on corporate loans posted by at least 75% of the nation's thirty largest banks (regardless of whether such rate has actually been charged by any such bank); provided that, in the event The Wall Street Journal (y) publishes more than one prime rate, the highest of such rates shall be the "Prime Rate", or (z) publishes a retraction or correction of any such rate, the rate reported in such retraction or correction shall be the "Prime Rate."

         (jj) "Security Agreement" shall mean the Security Agreement of the Partnership in substantially the form of Exhibit C hereto, as the same may from time to time be supplemented or amended.

         (kk) "Security Documents" shall mean collectively any and all documents and instruments signed and delivered to the Lender for the purpose of securing the payment of the Loan including, without limitation, the Security Agreement, the Ship Mortgage, and the Assignment.

         (ll) "Ship Mortgage" shall mean a First Preferred Mortgage of Documented Vessels in substantially the form of Exhibit B hereto, duly executed, delivered and recorded, as the same may from time to time be supplemented or amended.

         (mm)   "Special Counsel" shall mean Thompson Coburn, St. Louis,
         Missouri.

         (nn) "Tangible Net Worth" shall mean the total assets of the Partnership, exclusive of intangible assets such as goodwill, trademarks, trade names, licenses or rights in respect thereof and any other items which are treated as intangibles under generally accepted accounting principles, minus the total liabilities including, without limitation, subordinated indebtedness of the Partnership, all as determined in accordance with generally accepted accounting principles.

         (oo) "Total Revenue" shall mean for any period of time, all cash actually received by the Partnership in connection with the management and operation of the Barges, including, without limitation, all rents and fees from the rental of the Barges.

         (pp) "Vessel" shall mean any vessel eligible for documentation as a Vessel of the United States.

         (qq) "Working Capital" shall mean the excess of Current Assets of the Partnership over its Current Liabilities, all as determined in conformity with generally accepted accounting principles.

Section 2.  Credit Availabilities.

	(a)	Commitment.  [Intentionally omitted].

        (b) The Note. All advances hereunder to the Partnership shall be evidenced by a single First Amended and Restated Credit Note (the "Note"), duly executed, payable to the order of the Lender, in substantially the form of the Note attached hereto as Exhibit A. The Note is an extension and modification of the Original Note. The Note shall be dated the Closing Date, shall evidence the obligation of the Partnership to pay the aggregate unpaid principal amount of the Loan and shall bear interest from the date thereof on the unpaid balances of principal until maturity, payable at maturity. Interest on the outstanding principal balance shall be computed using simple interest at a rate per annum (based on a year of 360 days for the actual number of days elapsed) which shall be equal to the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate, and after maturity until fully paid, payable on de terly payments in an amount equal to the amount of interest accrued on the unpaid principal balance of the Note shall be due on April 1, 1997, July 1, 1997 and October 1, 1997 and shall be applied to the outstanding principal balance of the Note. The principal amount of the Note and accrued interest shall be repaid in full on the earlier of January 2, 1998, or the date on which the Partnership sells the 25 covered hopper river barges owned by the Partnership.

	(c)	Credit Advance Procedures.  [intentionally omitted].

        (d) Evidentiary Provisions. The date and amount of each payment of principal shall be recorded by the Lender on the Schedule attached to the Note, but any failure of the Lender to record such dates or amounts shall not relieve the Partnership of its obligations hereunder or under such Note.

        (e) Notwithstanding anything to the contrary in the Note, the Security Documents or this Agreement, neither the Lender nor the successors or assigns of the Lender shall have any claim, remedy or right to proceed against the Partnership, any limited partner of the Partnership, or against the General Partner in its individual corporate capacity, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of the said General Partner, for the payment of any deficiency or any other sum owing on account of the Obligations from any source other than the Vessels and the collateral securing the Note under this Agreement and the Security Documents; and the Lender, by acceptance hereof, waives and releases any personal liability of the Partnership, any limited partner of the Partnership, and the General Partner in its individual corporate capacity and any incorporator or any past, present or future subscriber to the capita or stockholder, officer or director of the said General Partner for and on account of such indebtedness or such liability, and agrees to look solely to the said Vessels and the other collateral security for the payment of the Obligations and the satisfaction of such liability; provided, however, nothing herein contained shall limit, restrict or impair the rights of the Lender to accelerate the maturity of the Note upon a default under this Agreement, to bring suit and obtain a judgement against the Partnership on the Note, to exercise all rights and remedies provided under this Agreement (including, without limitation, the rights granted pursuant to Section 12.(b) hereof) and the Security Documents or to otherwise realize upon the Vessels and the collateral securing the Obligations.

Section 3.  Facilities Fee.  [Intentionally omitted].

Section 4.  Special Provisions Relating to Collateral Security.

        (a) Security Documents. The Note and all other Obligations of the Partnership will be secured by all assets, properties, rights and interests of the Partnership under the following Security Documents:

		(i)	Ship Mortgage.  The Ship Mortgage covering the Vessels.

                (ii) Security Agreement. The Security Agreement covering Equipment other than Vessels.

		(iii)	Aircraft Security Agreement.  [Intentionally omitted].

		(iv)	Contract Assignments.  [Intentionally omitted].

                (v) Assignment. One or more Assignments covering all Operating Agreements.

	(b)	Non-Designated Equipment.  [Intentionally omitted].

        (c) Permitted Sales of Equipment. If no Event of Default or Default has occurred and is continuing, the Partnership may at any time and from time to time sell or otherwise dispose of any Item or Items of Equipment free and clear of the Lender's lien thereon under the Security Documents, provided that (i) the Partnership shall give the Lender not less than 10 Business Days' notice of such proposed sale or disposition, (ii) the Lender shall have consented to such sale or disposition in writing, (iii) such sale or disposition shall be an arm's length transaction with an unaffiliated third party for fair consideration, and (iv) the Partnership shall make a prepayment on the Note on the effective date of such sale or disposition in an amount equal to the net proceeds from such sale or disposition (i.e., the net cash realized by the Partnership from such sale or disposition, after the payment of all direct expenses related thereto (excluding any cash distributions payable to the rtner by reason of such sale or disposition), but prior to the repayment of any related indebtedness thereon to the Lender under this Agreement; provided, however, in the event that such sale or disposition results in the sale or disposition of all Items of Equipment owned by the Partnership, then the General Administrative Expenses incurred in liquidating the Partnership shall also be deducted from the net cash realized from the Partnership from such sale or disposition).

        (d) Equipment Contracts. It is understood and agreed that all Equipment owned by the Partnership will be managed by the General Partner or by third parties and may be operated by the Partnership or leased to third parties on a short or long term basis. The Partnership shall execute and deliver in favor of the Lender an Assignment relating to and covering all management, operating, rental, lease, utilization or similar contracts for such Item of Equipment; and the Partnership agrees not to substitute or replace any such manager, operator or lessee of an Item of Equipment without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

        (e) Additional Collateral. To further secure the payment of the Obligations, the Partnership hereby assigns to and grants to the Lender a continuing lien upon and a security interest in all of the Partnership's money, letters of credit, instruments, securities, negotiable documents, chattel paper and all other cash equivalents, together with all proceeds thereof (all of the foregoing are hereinafter collectively referred to as the "Cash Equivalents"), now or hereafter actually or constructively held or received by or for the Lender for any purpose (including safekeeping, custody, pledge and collection), and the Lender shall have a continuing lien and/or right of set-off for the amount of the Obligations upon all of the Partnership's deposits and credits with the Lender (individually and collectively, the "Collateral Security").
The Lender shall use reasonable care in the custody of the Collateral Security in its possession. The Partnership hereby further covenants and ag e request of Lender, (i) to deliver to the Lender at all times all of its then existing and thereafter arising Cash Equivalents (except that the Partnership or its General Partner shall be permitted to maintain a deposit account for capital required by future operations (which account balance shall at no time exceed $300,000)), (ii) that it shall not pledge or otherwise encumber any of the Collateral Security and (iii) that upon and after any default under this Agreement and consequent acceleration of the Note, the Lender shall have the right (without limiting any other rights or remedies available to it) to realize upon the Collateral Security; provided, however, that the foregoing shall not be construed to prevent the Partnership from using such Cash Equivalents to meet its ordinary business expenses.

Section 5.  Prepayments and Other Payments.

        (a) Optional. The Partnership shall have the right, at its option, to prepay the Note outstanding hereunder in whole at any time or in part from time to time, without premium or penalty. Each partial prepayment shall be in the aggregate principal amount of $10,000 or an integral multiple thereof. Any partial prepayments shall be applied first to the unpaid principal amount of the Note and then to accrued and unpaid interest. The Lender shall be entitled to receive written or telegraphic notice of each prepayment at least 5 Business Days prior thereto, which notice shall specify the aggregate principal amount of the Note to be prepaid on the prepayment date. Notice of prepayment having been given by the Partnership as aforesaid, the principal amount of the Note specified in such notice, together with interest accrued and unpaid on the amount of such prepayment to the date of prepayment, shall become due and payable on such prepayment date.

        (b)     Mandatory.

                (i) If any Item of Equipment shall be sold or otherwise disposed of by the Partnership then, unless otherwise agreed by the Lender in writing, the Partnership shall prepay the Loan in the manner and in the amounts set forth in Section 4(c) hereof. Any such prepayment shall be applied to the unpaid principal amount of the Note.

                (ii) The Partnership shall pay to the order of Lender on or before the 60th day (or the next succeeding Business Day) after the end of each calendar quarter commencing March 31, 1997, a mandatory prepayment of principal on the Note in an amount equal to the Cash Sweep Payment Amount for such date; provided however, that in the event that the Cash Sweep Payment Amount is less than $10,000, then no such mandatory prepayment shall be due. All mandatory prepayments of principal made as required under this paragraph shall be applied to the unpaid principal amount of the Note and shall not be subject to any prepayment fees.

                (iii) In the event (A) of the actual or constructive total loss or an agreed or compromised total loss of any Item of Equipment occurring through any event whatsoever, (B) that title to or ownership of any Item of Equipment shall be requisitioned, purchased or taken by any government of any country or any department, agency or representative thereof and such condition shall continue for 30 days thereafter, (C) that any such governmental authority shall requisition, charter or in any manner take over the use of any Vessel and such condition shall continue for 30 days thereafter, or (D) that any Item shall sustain damage to an extent which, in the opinion of the Partnership, as determined in good faith by a duly authorized officer of the General Partner, makes repair of such Item uneconomical (any such event hereinabove specified in clauses (A), (B), (C) or (D) being herein called a "Casualty Event"), then the Partnership shall promptly notify the Lender of such Casualt ess the Partnership shall elect to replace said Item of Equipment in conformity with the provisions of the Security Documents, the Partnership shall make a prepayment on account of outstanding principal of the Note, on a date not later than the earlier of (X) 90 days after the occurrence of such Casualty Event, or
        (Y) not more than 5 Business Days after the date of receipt of the insurance or other proceeds from such Casualty Event, which prepayment shall be in an amount equal to the product obtained by multiplying the then outstanding principal amount of the Note by a fraction the numerator of which is the Cost of Equipment involved in such Casualty Event and the denominator of which is the aggregate Cost of Equipment for all Equipment (including the Item of Equipment suffering such Casualty Event) then under the Security Documents.

        (c) Method of Payment. All payments and prepayments made in accordance with the provisions of this Agreement or of the Note shall be made to the Lender not later than 4:00 P.M. local time on the date of payment in lawful money of the United States of America by check or by wire transfer in immediately available funds at the office of the Lender specified in Section 12 hereof.

Section 6. Representations and Warranties. The Partnership represents and warrants to the Lender that:

         (a) Organization and Qualification. The Partnership is a limited partnership duly organized and existing in good standing under the laws of the State of New York and has the power to own its properties and to carry on its business as now being conducted and as proposed to be conducted.

         (b) Power and Authority. The Partnership has full partnership power and authority to execute, deliver and carry out the provisions of this Agreement and the Security Documents, to incur indebtedness hereunder, to grant security interests in and otherwise encumber the Equipment, to execute and deliver the Note and to perform its obligations hereunder and under the Note, and all such action has been duly authorized by all necessary proceedings on its part. This Agreement and the Security Documents have been (and will be) duly and validly executed and delivered by the Partnership and constitute (and will constitute) the legal, valid and binding contract of the Partnership, enforceable in accordance with their respective terms, and the Note, when duly executed and delivered pursuant to the provisions hereof, will constitute the legal, valid and binding obligations of the Partnership enforceable in accordance with the terms thereof and of this Agreement.

         (c) General Partner. The General Partner is a corporation duly organized and existing in good standing under the laws of the State of Delaware and has the corporate power to own its properties and to carry on its businesses as now being conducted and as proposed to be conducted. The General Partner is duly qualified to do business as a foreign corporation and is in good standing in the State of New York, and has not failed to qualify in any other jurisdiction in which the nature of the business conducted by it makes such qualification necessary or in which the failure to qualify might materially adversely affect the conduct of the General Partner's business in such jurisdiction. The General Partner has the corporate power and authority to execute, deliver and carry out the provisions of this Agreement and the Security Documents on behalf of the Partnership and all such action has been duly authorized by all necessary corporate proceedings on its part.

         (d) Financial Statements. The Partnership has furnished the Lender with the Partnership's financial statements as of December 31, 1995 and September 30, 1996.

         (e) Public Offering of Partnership Interests. Pursuant to the public offering of 4,000 limited partnership interests in the partnership, duly registered with the Securities and Exchange Commission, there are outstanding a total of 3,614 such limited partnership interests. A post-effective amendment was duly filed with the Securities and Exchange Commission and became effective on November 4, 1981. No further offering of limited partnership interests in the Partnership is presently contemplated. The Partnership is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or redeem any of the limited partnership interests except as provided in the partnership agreement and the subscription agreements signed by such limited partners. All documents required to be filed under the Securities Exchange Act of 1934 and related statutes, in connection with the offering of limited partnership interests or any other class of debt or equity securiti Partnership, have been duly and properly filed; such documents are true and complete and in accordance with all applicable laws, rules and regulations.

         (f) Actions Pending. Except as disclosed in writing to the Lender, there is no action, suit or proceeding pending at law or in equity or, to the best of the knowledge of the Partnership, threatened against or affecting the Partnership or the General Partner or any properties or rights of the Partnership or General Partner before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Partnership.

         (g) Outstanding Debt. The Partnership has no outstanding Funded or Current Debt.

         (h) Title to Properties. The Partnership has good and marketable title to its properties and assets including, without limitation, the Equipment and those properties and assets reflected in the balance sheet of the Partnership, free and clear of all Liens other than Liens arising under the Security Documents.

         (i) Taxes. All federal and state income and other tax returns with respect to the income, properties and business of the Partnership that are required to be filed have been filed. All taxes shown on said returns as required to be paid by the Partnership have been paid.

         (j) Conflicting Agreements and Other Matters. Neither the Partnership nor the General Partner is a party to any contract or agreement or subject to any charter or other corporate restriction that materially adversely affects its business, property or assets, or financial condition. The execution, delivery and performance of this Agreement, the Security Documents and the Note will not conflict with, result in a breach of, or constitute a default under, result in any violation of, result in any Lien upon the properties of either the Partnership or the General Partner pursuant to, or require consent or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, (i) its partnership agreement or its charter or by-laws, as the case may be, (ii) any award of any arbitrator or (iii) any agreement, instrument, order, judgement, decree, statute, law, rule or regulation to which it is subject. Neither the Partnership nor the General s presently in default in respect of or in violation of any such award, agreement, instrument, order, judgement, decree, statute, law, rule or regulation.

         (k) Patents, etc. No patents, trademarks, trade names, copyrights, registrations or applications are necessary for the conduct of the business of the Partnership as now conducted. The Partnership is not a licensor in respect of any patents, trademarks, trade names, copyrights or registrations or applications therefor. The Partnership is not in violation of any patent, patent license, trade name, trademark, or copyright of others.

         (l) Regulation U. Neither the Partnership nor the General Partner owns or presently intends to acquire any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called a "margin stock"). None of the proceeds of the Note hereunder will be used by the Partnership, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation
         U. Neither the Partnership nor the General Partner has taken or will take any action that might cause this Agreement or the Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         (m) Employee Retirement Income Security Act of 1974. The Partnership and the General Partner is and has at all times been in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and other federal and state statutes relating to employee benefit plans.

         (n) ICC Regulation. The Partnership is not a certificated carrier or subject to certification or other regulation by the Interstate Commerce Commission and will not, by virtue of the transactions contemplated hereunder, be subject to such certification or regulation.

         (o) Citizenship. The Partnership, the General Partner and (on the basis of written representations made in 1981 as to citizenship filed with the Partnership) each of the limited partners is a "citizen of the United States" within the meaning of Section 2 of the Shipping Act, 1916, as amended (46 U.S.C. Sec. 802).

Section 7. Conditions of Lending. On or before the Closing Date, the Partnership shall deliver to the Lender or confirm to the satisfaction of the Lender the following:

        (a) Representations and Warranties. The representations and warranties contained in Section 6 hereof (except as affected by transactions contemplated by this Agreement) shall be true and accurate; no Event of Default or Default shall have occurred and be continuing or shall exist as of such date; and the Partnership shall deliver to the Lender a General Partner's Certificate to the foregoing effect.

        (b) Official Action. There shall be delivered to the Lender (A) copies of all documents evidencing partnership action taken by the Partnership relative to this Agreement and the Note in form and substance satisfactory to the Lender and to Special Counsel, and (B) a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the General Partner, certifying to the Lender the signature of the officer or officers of the General Partner authorized to sign the Note to be issued hereunder, together with the true signatures of such officer or officers, and the Lender may conclusively rely on such certificate.

        (c) Consummation of Transactions. All partnership, organizational and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Lender and to Special Counsel, and the Lender and said Special Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Lender or Special Counsel may reasonably request.

        (d) Documentation. The following documents, fully executed, shall be delivered to the Lender:

		(i)	This Agreement;

		(ii)	The Note;

                (iii) The Security Documents as required by the terms of this Agreement;

                (iv) Certified Resolutions of Board of Directors of the General Partner authorizing the General Partner to act in behalf of the Partnership in respect of the transactions contemplated herein; and

                (v) Uniform Commercial Code financing statements and/or amendments in form and substance satisfactory to the Lender and to Special Counsel.

Section 8. Affirmative Covenants. The Partnership covenants and agrees that, so long as it may borrow hereunder and until payment in full of the
        Note issued hereunder and interest thereon and of all other amounts due hereunder, it will:

         (a) Books and Records. Maintain and keep proper books of account and records in accordance with generally accepted accounting principles consistently applied.

	 (b)	Financial Statements and Reports.

		(i)	Furnish to the Lender:

                (A) as soon as practicable and in any event within 60 days after the end of each quarterly accounting period in each fiscal year, a statement of income and retained earnings and changes in financial position of the Partnership for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Partnership as at the end of such quarterly period, setting forth in each case, in comparative form, figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and certified by the president, any vice-president or chief financial officer of the General Partner, subject to changes resulting from year-end adjustments;

                (B) as soon as practicable and in any event not later than April 15 of each fiscal year, a statement of income and retained earnings and changes in financial position of the Partnership for the immediately preceding fiscal year, and a balance sheet of the Partnership as at the end of such preceding fiscal year, setting forth in each case in comparative form corresponding figures for the period covered by the preceding annual audit all in reasonable detail, together with an opinion (which opinion need not cover pro forma figures, if any) with respect to such financial statements addressed to the Partnership by Arthur Andersen & Co., or independent public accountants of similar recognized national standing selected by the Partnership, whose opinion shall be in scope and substance reasonably satisfactory to the Lender.

                (C) promptly upon transmission thereof, copies of all such financial statements, proxy statements, and reports as the Partnership shall send to its limited partners and copies of all registration statements (with exhibits) and all regular, special or periodic reports which the Partnership files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Security and Exchange Commission) or with any national stock exchange on which any of its securities are listed and of all press releases and other statements made available generally by the Partnership to the public concerning material developments in the business of the Partnership; and

                (D) with reasonable promptness, such other financial data as the Lender may reasonably request from time to time including, without limitation, operating statements, proposed budgets, cash flow analyses and Partnership income tax returns.

                (ii) Together with each delivery of financial statements and reports required by clauses (i)(A) and (i)(B) above, the Partnership will deliver to the Lender a General Partner's Certificate stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Partnership proposes to take with respect thereto.

                (iii) Forthwith upon the chief executive officer, president or chief financial officer (or, if there is no chief financial officer, the controller) of the General Partner obtaining knowledge of any Event of Default or Default, it will deliver to the Lender a General Partner's Certificate specifying the nature thereof, the period of existence thereof, and what action is proposed to be taken with respect thereto. The Lender is hereby authorized to deliver a copy of any financial statement delivered to it pursuant to this Section 8(b) to any regulatory body having jurisdiction over it.

         (c) Inspection of Books. Permit any Person designated in writing by the Lender, at the Lender's expense, to examine the records of the Partnership and make copies thereof or extracts therefrom, and to discuss the affairs, finances and accounts of the Partnership with the principal officers of the General Partner, all at such reasonable times and as often as the Lender may reasonably request.

         (d) Conduct of Business, Licenses and Permits, Maintenance of Properties. At all times (i) cause to be done all things necessary to maintain, preserve and renew its existence as a limited partnership organized under the laws of the State of New York; (ii) preserve and keep in force and effect all licenses and permits necessary to the conduct of its businesses; (iii) conduct the business of the Partnership in conformity with all applicable laws, rules and regulations; and (iv) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         (e) Debt. Duly and punctually pay or cause to be paid the principal of and the interest on all Debt heretofore or hereafter incurred or assumed by the Partnership, when and as the same shall become due and payable, unless such Debt be renewed or extended, and faithfully observe, perform and discharge all the covenants, conditions and obligations which are imposed on the Partnership, by any and all indentures and other agreements securing or evidencing such Debt or pursuant to which such Debt is issued, and not permit to occur any act or omission which is or may be declared to be a default thereunder; provided, however, that the Partnership shall not be required to make any payment or to take any other action by reason of the provisions of this Section 8(e) at any time while it shall be contesting in good faith its obligations to make such payment or to take such action, and the Partnership shall have set aside on its books adequate reserves with respect thereto.

         (f) Insurance. Without any cost or expense to the Lender, maintain or cause to be maintained in effect for so long as the Loan remains outstanding, with insurers of recognized responsibility, insurance on all of its properties and assets against physical loss, damage by fire, explosion and such other risks, liability for bodily injury and third-party damage, product liability insurance, marine insurance, and such further coverages as shall be required by provisions of the Security Documents. All such insurances shall be reasonably acceptable to the Lender in form, substance and coverage. At the request of the Lender, the Partnership shall promptly make available to the Lender, as the case may be, certificates, policies or other evidence reasonably satisfactory to the Lender, as the case may be, of compliance with this Section 8(f).

         (g) Taxes. Duly pay and discharge all taxes, assessments and governmental charges upon or against the Partnership or its properties or any part thereof or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any property of the Partnership before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Partnership shall have set aside on its books adequate reserves with respect thereto.

         (h) Working Capital. Maintain at all times Working Capital in an amount not to exceed $300,000.

         (i) Debt to Worth Ratio. Maintain at all times a ratio of Debt to Tangible Net Worth of not higher than 1.4 to 1.

         (j) Actions or Proceedings. Promptly notify the Lender of the institution of any action, suit or proceeding affecting or which might affect the Partnership or any of its properties or rights, before any court, arbitrator or administrative or governmental body, which, if adversely determined, might materially adversely affect the properties, assets and/or business or financial condition of the Partnership.

         (k) Further Assurances. Execute, acknowledge and deliver any and all such further assurances, mortgages, pledges, assignments, security documents and other instruments, and take such other actions and furnish such opinions of counsel as may reasonably be requested by the Lender (and as may be satisfactory in form and substance to it) in order to perfect, safeguard and protect the rights, interest, benefits and powers of the Lender in respect of and under this Agreement and all documents executed in connection herewith and supplementary hereto (including, without limitation, the Security Documents).

         (l) Cash Flow Schedules. Upon the Lender's request, furnish to the Lender, (i) on or before April 30 of each year, a cash flow schedule, prepared on an accrual accounting basis, setting forth its cash flow projections for each of the 12 consecutive months beginning with April of that year; and (ii) as soon as available but in no event later than 60 days after the end of each quarter, (A) a cash flow schedule, prepared on an accrual accounting basis, setting forth its actual cash flow for that month and (B) equipment manager statements of income and expenses of assets managed for each of the Vessels.

Section 9. Negative Covenants. The Partnership covenants and agrees that, until payment in full of the Note issued hereunder and interest thereon and of all other amounts due hereunder, it will not:

         (a) Restrictions on Distributions. Directly or indirectly make any payment or distribution of any kind to any general or limited partner of the Partnership or to any of their respective Affiliates (as hereinafter defined), without the expressed prior written consent of the Lender. As used herein, a partner's "Affiliate" is any entity or person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such partner.

         (b) Liens. Create, assume or suffer any Lien upon any of its property or assets, whether now owned or hereafter acquired, or upon the income or profits therefrom, except

                (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted;

                (ii) other Liens incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; and

                (iii) Liens arising under or created by the terms of the Security Documents.

         (c) Debt. Create, incur, assume or suffer to exist any Funded Debt or Current Debt, except

                (i)     Funded Debt or Current Debt comprised of the
                Obligations; and

                (ii) Debt in favor of the General Partner of the Partnership which is subordinated to the Obligations.

         (d) Loans, Advances, Investment and Contingent Liabilities. Make or permit to remain outstanding any loan to, or guarantee, endorse or otherwise be or become liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that
         (i) the Partnership may own, purchase or acquire (A) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition, (B) certificates of deposit maturing not in excess of one year from the date of acquisition, eligible banker's acceptances and repurchase agreements, issued by United States commercial banks having total assets in excess of $500,000,000, and (C) obligations of the United States Government or any agency thereof and obligations d by the United States Government, maturing in each case, not in excess of one year from the date of acquisition; (ii) the Partnership may endorse negotiable instruments in the ordinary course of business for deposit or collection; and
         (iii) the Partnership may make advances to officers and employees not to exceed $2,000 at any time outstanding.

         (e) Sale of Assets; Liquidation; Dissolution. Merge or consolidate with any other entity or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, or otherwise effect any liquidation or dissolution of the Partnership; provided, however, that SEI II Equipment, Inc. may cease to act as General Partner of the Partnership so long as the limited partners of the Partnership replace said SEI II Equipment, Inc. with a successor General Partner reasonably acceptable to the Lender in writing within 60 days thereafter in accordance with the provisions of the Partnership Agreement.

	 (f)	Certain Contracts.  Enter into or be a party to

                (i) any contract providing for the making of loans, advances or capital contributions to any Person or for the purchase of any property or services from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

                (ii) any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies, or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered;

                (iii) any contract to rent or lease (as lessee) real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

                (iv) any contract for the sale or use (as vendor, lessor or hirer) of materials, supplies or other property, or the rendering of services, if such contract (or any related document) requires that payment for such materials, supplies or other property, or the use thereof, or payment for such services, shall be subordinated to any indebtedness (of the purchaser or user of such materials, supplies or other property or the Person entitled to the benefit of such services) owed or to be owed to any Person; or

                (v) any other contract which, in economic effect, is substantially equivalent to a guaranty.

	 (g)	Fiscal Year.  Change the fiscal year of the Partnership.

         (h) Material Change. Make any material change in the character of the business of the Partnership or materially amend the Agreement of Limited Partnership of the Partnership.

Section 10. Events of Default. If any one or more of the following events shall occur and be continuing or shall exist for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

        (a) The Partnership shall default in the payment of any installment of principal of the Note when the same shall become due and payable and such default shall continue for a period of more than 10 days;

        (b) The Partnership shall default in the payment of any interest on the Note when the same shall become due and payable and such default shall continue for a period of more than 5 Business Days;

        (c) The Partnership shall default in any payment of principal of or interest on any other liability or obligation having a balance in excess of $50,000, for money borrowed or received (or any obligation under any conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other obligation under any such agreement shall occur and be continuing) if the consequence of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated ma

        (d) Any representation or warranty made by the Partnership herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made;

        (e) The Partnership shall default in the performance or due observance of any covenant or agreement contained in Section 4(e),
        Section 8(f), Section 8(l) or Section 9 hereof;

        (f) The Partnership shall default in the performance or observance of any other agreement, covenant, term or condition contained herein and such default shall not have been remedied within 30 days after written notice thereof shall have been received by the Partnership;

        (g) The Partnership shall default in the performance of, compliance with or observance of any of the provisions of any Security Document;

        (h) The Partnership shall make a general assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due;

        (i) An order for relief under Title 11 of the United States Code shall be entered against the Partnership;

        (j) The Partnership shall petition or apply to any tribunal for the appointment of a trustee, receiver, custodian or liquidator, or shall commence any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect;

        (k) Any such petition or application shall be filed, or any such proceedings shall be commenced, against the Partnership, and the Partnership shall either, by any act indicate its approval thereof, consent thereto or acquiescence therein, or shall fail to have such petition, application or proceeding dismissed within 30 days, or an order, judgement or decree shall be entered appointing any such lender, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgement or decree shall remain unstayed and in effect for more than 30 days;

        (l) Any order, judgement or decree shall be entered in any proceedings against the Partnership decreeing the dissolution of the Partnership which requires the divestiture of a substantial part of the assets of the Partnership or which requires the divestiture of assets that shall have contributed 5% or more of net earnings of the Partnership for any of the three fiscal years most recently ended, and such order, judgement or decree remains unstayed and in effect for more than 30 days;

        (m) A final judgement that, with other outstanding final judgements against the Partnership, exceeds an aggregate of $100,000, shall be rendered against the Partnership and, within 60 days after entry thereof, such judgement shall not have been discharged or execution thereof stayed pending appeal, or, within 60 days after the expiration of any such stay, such judgement shall not have been discharged; or

        (n) SEI II Equipment, Inc. shall no longer be the General Partner of the Partnership, and the limited partners of the Partnership shall not have replaced said SEI II Equipment, Inc. with a successor General Partner reasonably acceptable to the Lender in writing within 60 days thereafter in accordance with the provisions of the Partnership Agreement;

then, and in any such event, the Lender may, by written notice to the Partnership, declare the Note and interest accrued thereon and all other liabilities of the Partnership hereunder and thereunder to be immediately due and payable, and the same shall thereupon become immediately due and payable without presentment, demand, protest or notice of any kind to the Partnership, all of which are hereby expressly waived. Upon such notice the Lender may, at its option, resort to any or all other remedies contained in the Security Documents, in any order, all without releasing the Partnership from any liability hereunder or under the Note. The Lender shall not be required to marshall any present or future security for, or guaranties of, the Loan, or to resort to any such security or guaranties in any particular order and the Partnership hereby waives, to the fullest extent that it lawfully can, (a) any right it may have to require the Lender or the Trustee to pursue any particular remedy bef ore proceeding against it, and (b) any right to the benefit of, or to direct the application of the proceeds of, any such collateral security under the Security Documents until the Note and all other Obligations have been paid in full.

Section 11.  Participation and Trust.  [Intentionally omitted].

Section 12.  Miscellaneous.

        (a) No delay or failure of the Lender in exercising any right, remedy, power or privilege hereunder shall affect such right, remedy, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, remedy, power or privilege preclude any further exercise thereof or of any other right, remedy, power or privilege. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any rights or remedies which they or any of them would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Lender of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

        (b) If any one or more of the Events of Default or Defaults described in Section 10 of this Agreement shall occur, the Lender shall have the right to set-off against the unpaid balance of its interest in the Note any debt owing to the Partnership by the Lender, including, without limitation, any funds in any deposit account now or hereafter maintained by the Partnership with the Lender, and for such purposes the Lender shall have and there is hereby granted to and created in favor of the Lender a possessory security interest in all such deposit accounts. The Partnership hereby confirms the Lender's right of banker's lien and set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of the Lender's right of banker's lien or set-off.

        (c) All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Note.

        (d) The Partnership agrees, whether or not any of the transactions hereby contemplated shall be consummated, to pay and save the Lender harmless against liability for the payment of all out-of-pocket expenses of the Lender arising in connection with the preparation, execution, putting into effect, administration, amendment, enforcement and collection of this Agreement and the transactions herein contemplated, including the reasonable expenses and fees of Special Counsel and including stamp or other tax liability, together with interest and penalties, if any, which may be payable or determined to be payable in respect of the execution and delivery of the Note or this Agreement. In the event of any action at law or suit in equity in relation to this Agreement or the Note or any other instrument or agreement relating to the Loan, or in the event of any judicial, administrative or governmental proceeding, investigation or inquiry in relation thereto, the Partnership agrees to nable sum for attorneys' fees incurred by the Lender in connection with any such action or suit. The obligations under this Section 12(d) shall survive the payment of the Note.

        (e) Any notice or other communication in connection with this Agreement shall be deemed to have been given or made when deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, charges prepaid, or in the case of notice by Telex when dispatched from any Telex terminal, or in the case of overnight delivery, when deposited with the overnight delivery carrier, charges prepaid, addressed, if to the Lender c/o Lehman Brothers, Inc., Attention: Michael Milversted, 3 World Financial Center, 24th Floor, New York, New York 10285-2900, with copy to Jan Robey Alonzo, Thompson Coburn, One Mercantile Center, St. Louis, Missouri 63101; if to the Partnership, c/o SEI II Equipment, Inc., General Partner, c/o Lehman Brothers, Inc., Attention: Regina Hertl, 3 World Financial Center, 29th Floor, New York, New York 10285-2900; or in accordance with the latest unrevoked written direction from any party to the other parties hereto.

        (f) This Agreement, the Security Documents and the Note shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State. Any suit, action or proceeding instituted against the Partnership with respect to this Agreement, the Security Documents and the Note may be brought in any court of competent jurisdiction located in the State of New York, and, by the execution and delivery of this Agreement, the Partnership irrevocably waives any objection it may have or hereafter acquire to, or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such courts or from the execution of judgements resulting therefrom, and irrevocably accepts and submits to the jurisdiction of the aforesaid courts in any suit, action or proceeding, hereby irrevocably designating Thompson Coburn, Attention: Jan Robey Alonzo, One Mercantile Center, St. Louis, M 01 as its authorized agent for service of process in connection with any suit, action or proceeding to enforce this Agreement.

        (g) If any provision of this Agreement or the Note shall for any reason be held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof or thereof, but this Agreement or the Note, as the case may be, shall be construed as if such invalid or unenforceable provision had never been contained herein or therein.

        (h) The section and other headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

        (i) This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument; provided, however, that this Agreement shall become effective only upon its execution by both parties to this Agreement.

        (j) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; the Partnership may not assign or transfer any of its rights or Obligations hereunder without the prior written consent of the Lender.




        IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


ATTEST:         SEI II L.P., Partnership
By:             SEI II Equipment, Inc., General Partner



        By:    /s/ Regina Hertl
                   Regina Hertl, Vice President


BUTTONWOOD LEASING CORPORATION, Lender



        By:    /s/ Steven J. Gorey
                   Steven J. Gorey, President


                                   Exhibit A

Form of First Amended and Restated Credit Note

                                   Exhibit B

Form of Ship Mortgage

                                   Exhibit C

Form of Security Agreement

Schedule A


                             Description of Vessels

        BARGE NAME          OFFICIAL NUMBER

        SEI 2001 BF             641143
        SEI 2002 BF             641144
        SEI 2003 BF             641145
        SEI 2004 BF             641146
        SEI 2005 BF             641147
        SEI 2006 BF             641148
        SEI 2007 BF             641149
        SEI 2008 BF             641150
        SEI 2009 BF             641151
        SEI 2010 BF             641152
        SEI 2011 BF             641153
        SEI 2012 BF             641154
        SEI 2013 BF             641155
        SEI 2014 BF             641156
        SEI 2015 BF             641157
        SEI 2016 BF             641158
        SEI 2017 BF             641159
        SEI 2018 BF             641160
        SEI 2019 BF             641161
        SEI 2020 BF             641162
        SEI 2021 BF             641163
        SEI 2022 BF             641164
        SEI 2023 BF             641165
        SEI 2024 BF             641166
        SEI 2025 BF             641167